Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan of our report dated March 17, 2008, with respect to the consolidated financial statements of EnerNOC, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2008